UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2006

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Date of Report

(Date of Earliest Event Reported)

The Saint James Company

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(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13738	56-1426581
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(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

4505 Las Virgenes Road Suite 210

Calabasas, California 91302

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(Address of principal executive offices)

(310) 739.5696

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(Registrant's telephone number, including area code)

Radiation Disposal Systems, Inc. (NC) (RDS)

18026 Circa Azul, San Antonio, Texas 78259

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(Former name and former address, if changed since last report)

ITEM 1.0

Board of Directors meeting

(The) Saint James Company,(NC) (“STJC”), formally known as Radiation Disposal Systems, Inc.(“RDS”), (NC) announces the following;

At the Board of Directors meeting Held November 9th 2006 the following resolutions were passed by Wayne Gronquist, Secretary and sole director.

1)

Be it resolved that Wayne Gronquist resigned as President and appointed Bruce A Cosgrove as President, C.E.O. and Director and Officer of the Company.

2)

Be it resolved that Wayne Gronquist remain as Director and Officer and internal counsel to the Company

3)

Be it resolved that Stuart D. Hamilton was appointed as  Director and will be a future Officer of the Company.

4)

Be it resolved that the Company may elect to change its name to Gothic Corporation Incorporated or any name the Board of Directors feels appropriate.

5)

Be it resolved that that the Company change it’s Domicile to Nevada

6)

Be it resolved that the company is seeking a suitable acquisition to increase shareholder value and is evaluating a number of potential acquisition.

7)

Be it resolved that The Saint James Company (NC) changes it’s address in care of it’s California Agency Office to 4505 Las Virgenes Road, Suite 210, Calabasas CA 91302

ITEM 2.0

A pre-existing transaction as contemplated and approved at the Board of Directors meeting Dated for reference, November 19, 1998 (the minutes of which can be found at (www.sec.gov), that the Company changed it’s name to The Saint James Company (NC) and; approved a 20:1 split as well as changing it’s domicile to Delaware. However upon further investigation in 2005 by our attorneys, the records of the Secretary of State of North Carolina show that the Articles of Merger reflecting the merger of RDS (NC) and or The Saint James Company (NC) with and into STJC (DE) have not been filed with the Secretary of State of NC. This information was also disclosed in STJC’s 10-KSB filed on February 5th 2004.

Therefore, the proposed merger did not occur and STJC is still a NC Corporation and; to this end the Board of Directors of the Company have agreed to dissolve the DE Corporation to avoid any further confusion.

Further the Company recommends that any shareholder who turned their RDS (NC) shares to securities transfer agent in Texas and received shares in The Saint James Company (DE), return the shares and have the shares re-issued reflecting the correct Domicile of (NC).

With no further business the meeting was adjourned and the Board granted unanimous approval.

Date: December 21, 2006

/s/ Bruce A Cosgrove

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President and C.E.O.